Exhibit 23


                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into IES Industries Inc.'s (the "Company") previously filed Form S-8 Registration Statement
   (File No. 33-57088) for the Company's Employee Stock Purchase Plan, Form S-8 Registration Statement (File No. 33-32468) for the Company's Employee Savings Plan and Form S-3 Registration Statement (File No. 33-56981) for the Company's Dividend Reinvestment and Stock Purchase Plan.



                                                /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP



   Chicago, Illinois
   April 6, 1998